LIMITED POWER OF ATTORNEY

             WITH RESPECT TO CYPRESSTREE FLOATING INCOME FUND, INC.


     Know all men by these presents that Kenneth J. Lavery, whose signature appears below, hereby constitutes and appoints Jeffrey S. Garner, and John I. Fitzgerald, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for CypressTree Floating Income Fund, Inc., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.


                                        /s/ Kenneth J. Lavery
                                        -------------------------
                                        Kenneth J. Lavery
                                        Director
                                        CypressTree Floating Income Fund, Inc.

July 30, 1997